UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

FIREFLY NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-237-6412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Reverse Merger with WaveDancer, Inc.

As previously disclosed, on November 15, 2023, WaveDancer, Inc. (“WaveDancer”) and its wholly owned subsidiary, FFN Merger Sub, Inc. (“FFN”), entered into an Agreement and Plan of Merger (as amended by that certain Amendment No. 1, dated as of January 12, 2024, and that certain Amendment No. 2, dated as of June 17, 2024, “Merger Agreement”) with Firefly Neuroscience, Inc. (“Firefly”). In accordance with the Merger Agreement, FFN merged with and into Firefly, with Firefly surviving as a wholly owned subsidiary of WaveDancer. On August 12, 2024, (i) pursuant to the Amended and Restated Certificate of Incorporation of WaveDancer, Inc., WaveDancer changed its name to Firefly Neuroscience, Inc. (the “Company”), and (ii) pursuant to an amendment to its Certificate of Incorporation Firefly, Firefly changed its name to Firefly Neuroscience 2023, Inc. and (iii) Firefly and FFN filed the Certificate of Merger with the State of Delaware (the “Merger”). As previously disclosed, on August 12, 2024, prior to the consummation of the Merger, WaveDancer effectuated a 1-for-3 reverse stock split of its common stock, par value $0.0001 per share. On August 12, 2024, the Merger closed.

Item 7.01	Regulation FD Disclosure.

On August 14, 2024, the Company filed its unaudited condensed financial statements for the three and six months ended June 30, 2024 and 2023 (the “Financial Statements”), and management’s discussion and analysis for the three and six months ended June 30, 2024 and 2023 (the “MD&A”). The Financial Statements and the MD&A include certain unaudited financial information of the Company for the three and six months ended June 30, 2024.

The foregoing descriptions of the Financial Statements and the MD&A do not purport to be complete and are qualified in their entirety by the full text of the Financial Statements and the MD&A, copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01	Other Events

As previously disclosed, on August 8, 2024, WaveDancer received a letter from the Staff (the “Staff”) of the Nasdaq Stock Market LLC (the “Letter”) indicating that in WaveDancer’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024, WaveDancer reported stockholders’ equity of $1,708,520 for the period ended March 31, 2024, which did not comply with Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”). As previously reported, in a decision dated November 14, 2023, a Nasdaq Hearings Panel (the “Panel”) confirmed that WaveDancer had regained compliance with the Minimum Stockholders’ Equity Requirement for a prior outstanding deficiency under the Minimum Stockholders’ Equity Requirement as related to its stockholders’ equity for the period ended March 31, 2023. In the decision, the Panel imposed a Mandatory Panel Monitor for a period of one year or until November 14, 2024, which would require the Staff to issue a Delist Determination Letter in the event that WaveDancer failed to maintain compliance with the Minimum Stockholders’ Equity Rule (the “Panel Monitor”).

On August 13, 2024, the Company received a letter from the Staff noting that following the Staff’s review of the Merger, the Staff determined that the Company now complies with the Minimum Stockholders’ Equity Requirement and that the matter is now closed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Unaudited Interim Financial Statements of Firefly Neuroscience, Inc. for the three and six months ended June 30, 2024 and 2023
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Firefly Neuroscience, Inc. for the three months ended June 30, 2024 and 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREFLY NEUROSCIENCE, INC.

Date: August 14, 2024	By:	/s/ Jon Olsen
	Name:	Jon Olsen
	Title:	Chief Executive Officer